SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported): September 27, 2002


                                   FNB BANCORP
             (Exact name of registrant as specified in its charter)



         California                      0-49693              92-2115369
(State or other jurisdiction          (File Number)         (IRS Employer
      of incorporation)                                  Identification No.)


           975 El Camino Real                                94080
     South San Francisco, California
(Address of principal executive offices)                   (Zip Code)


       Registrant's telephone number, including area code: (650) 588-6800


                    This Form 8-K consists of four (4) pages.


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Item 4.  Changes in Registrant's Certifying Accountant

The firm of Grant Thornton LLP served the registrant, FNB Bancorp (the "Company") as independent public accountants for the 2001 fiscal year. On September 27, 2002, the Board of Directors of the Company approved the recommendation of the Audit Committee of the Board of Directors to change the Company's certifying accountant. On September 27, 2002, the Company notified Grant Thornton LLP of their dismissal and termination as independent public accountants for the Company, effective September 30, 2002.

The audit reports of Grant Thornton LLP on the consolidated financial statements of the Company and its subsidiaries as of and for the fiscal years ending December 31, 2001 and 2000 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company's two most recent fiscal years ending December 31, 2001, and the subsequent interim period through September 30, 2002, there were no disagreements between the Company and Grant Thornton LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Grant Thornton LLP, would have caused it to make reference to the subject matter of the disagreement in connection with its reports.

None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred within the Company's two most recent fiscal years ending December 31, 2001, and the subsequent interim period preceding the dismissal and termination of Grant Thornton LLP effective September 30, 2002.

A letter from Grant Thornton LLP dated October 3, 2002, addressed to the Securities and Exchange Commission, in compliance with Item 304(a)(3) of Regulation S-K, is attached to this report as Exhibit 99.6.



Item 7.  Financial Statements and Exhibits

         (c)  Exhibits

              99.6 Letter of Grant Thornton LLP addressed to the Securities and Exchange Commission dated October 3, 2002

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                FNB BANCORP
                                                (Registrant)


Date: October 4, 2002.                          By: /s/  James B. Ramsey
                                                    ----------------------------
                                                    James B. Ramsey
                                                    Senior Vice President and
                                                    Chief Financial Officer


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